Exhibit 5.1

August 14, 2020

Resonant Inc.
175 Cremona Drive, Suite 200
Goleta, CA 93117

Ladies and Gentlemen:

We have acted as counsel to Resonant Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Rules and Regulations of the Securities Act of 1933, as amended (the “Securities Act”), for the registration under the Securities Act of shares of the Company’s common stock, par value $0.001 per share, with an aggregate offering price of up to $3,750,001 (the “Shares”).  The Registration Statement incorporates by reference the registration statement on Form S-3 (File No. 333-228353), which was declared effective by the Commission on November 29, 2018 (the “Prior Registration Statement”), including the prospectus and any prospectus supplement which forms a part of the Prior Registration Statement (collectively, the “Prospectus”).

We understand that the Shares are to be sold by the Company as described in the Prospectus and in accordance with an At-The-Market Equity Offering Sales Agreement to be entered into between the Company and Stifel, Nicolaus & Company, Incorporated, substantially in the form attached as an exhibit to a Current Report on Form 8-K to be filed on or about August 14, 2020 by the Company with the Commission for incorporation by reference into the Registration Statement and the Prior Registration Statement (the “Sales Agreement”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, the Prior Registration Statement and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, (c) the Sales Agreement, and (d) the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have assumed (i) that the specific sale of Shares pursuant to the Sales Agreement will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General

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Corporation Law of the State of Delaware (the “DGCL”) and (ii) that no more than 25,000,000 Shares will be sold pursuant to the Sales Agreement.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the DGCL.  Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”

Sincerely,

/s/ Stubbs Alderton & Markiles, LLP

Stubbs Alderton & Markiles, LLP